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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITOR

     We have issued our report dated February 21, 1997, accompanying the financial statements of Crescent Banking Company as of and for the period ending December 31, 1996, contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


/s/ Mauldin & Jenkins LLC


Atlanta, Georgia
January 12, 1998